Exhibit 99.1

NeOnc Technologies (Nasdaq: NTHI) to Host Investor Conference Call to Present Data Updates from
Ongoing NEO100-1 Phase 1/2a Clinical Trial and Compassionate Use Program

CALABASAS, Calif., Nov. 07, 2025 -- NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company developing novel brain-penetrant therapeutics for patients with malignant brain tumors and central nervous system (CNS) disorders, today announced that it will host an investor conference call and webcast on Wednesday, November 12, 2025, at 6:00 a.m. Pacific Time / 9:00 a.m. Eastern Time (prior to market open).

During the call, members of the NTHI management team and independent members of the company’s Scientific Advisory Board (SAB) will present data updates from the Company’s ongoing Phase 1/2a NEO100-1 clinical trial and compassionate use program, evaluating intranasal delivery of NEO100 (high-purity perillyl alcohol) in patients with recurrent high grade malignant glioma.

The discussion will highlight MRI-based radiographic response data, progression-free survival (PFS), and overall survival (OS) trends observed to date, providing important insights into long-term clinical outcomes for patients treated with NEO100.

Featured Participants:

Dr. Henry S. Friedman, MD – Deputy Director, Preston Robert Tisch Brain Tumor Center, Duke University; Independent Member, NTHI Scientific Advisory Board

Dr. Alexandra Miller, MD – Chief Neuro-oncology, Brain Tumor Program, NYU Langone Health; Independent Member, NTHI Scientific Advisory Board

NTHI Management Team:

Amir Heshmatpour – Chief Executive Officer, Executive Chairman and President

Dr. Thomas C. Chen, MD, PhD – Chief Medical Officer and Chief Scientific Officer

Dr. Josh Neman, PhD – Chief Clinical Officer

Keith Garnett – Chief Financial Officer

Conference Call Details:

Date: Wednesday, November 12, 2025

Time: 6:00 a.m. PT / 9:00 a.m. ET

Webcast: A live webcast can be accessed at https://www.webcaster5.com/Webcast/Page/3151/53234 or by visiting https://investors.neonc.com

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com